UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2006

BIOLASE TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

981 Calle Amanecer San Clemente, California	92673
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 10, 2006, BIOLASE Technology Inc. (the “Company”) entered into a five-year lease with The Irvine Company LLC for new corporate headquarters space in Irvine, California. The Company’s existing leases for its San Clemente facilities expire on February 28 and March 31, 2006, and the Company has negotiated extensions to those leases to cover the time until moves into its new facilities. Pursuant to the new Lease, the Company will lease approximately 56,900 square feet of space at an initial monthly rate of $38,692, with annual adjustments over the lease term.

A copy of the Lease between the Company and The Irvine Company is attached hereto as Exhibit 10.1. A copy of the Company’s press release dated January 17, 2006 announcing the move to the new headquarters is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

10.1	Lease dated January 10, 2006 between BIOLASE Technology, Inc. and The Irvine Company LLC.

99.1	Press release dated January 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 17, 2006	BIOLASE TECHNOLOGY, INC.

	By:	/s/ RICHARD L. HARRISON
Richard L. Harrison
Executive Vice President,
Chief Financial Officer & Secretary

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Lease dated January 10, 2006 between BIOLASE Technology, Inc. and The Irvine Company LLC.

99.1	Press release dated January 17, 2006.

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